Exhibit 99.1

ICU Medical, Inc. Reports Third Quarter 2012 Results
Revenues grew 6.5% to a record $81.4 million
Diluted EPS increased 26% to $0.82
The Company Raises Full Year 2012 EPS Guidance Range and Lowers Full Year Revenue Guidance Range

SAN CLEMENTE, Calif-October 15, 2012-ICU Medical, Inc., (Nasdaq: ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced today results for the third quarter and nine months ended September 30, 2012.
Third quarter of 2012 revenue increased 6.5% to a record $81.4 million, compared to $76.5 million in the same period last year. Net income for the third quarter of 2012 was $12.2 million, or $0.82 per diluted share, as compared to net income of $9.3 million, or $0.65 per diluted share, for the third quarter of 2011.
For the nine months ended September 30, 2012, revenue increased 3.8% to $234.2 million, compared to $225.7 million in the same period last year. Net income for the nine months ended September 30, 2012, was $28.9 million, or $1.98 per diluted share, compared to net income of $26.8 million, or $1.89 per diluted share, for the same period last year.
Scott Lamb, ICU Medical's Chief Financial Officer, said, “Our top line growth during the quarter was driven by increases in our infusion therapy, and oncology markets, which was partially offset by a decrease in critical care revenue and impact of the Euro currency translation during the quarter. Domestic sales were up 8.0%, while international sales grew 1.7%, compared to the same quarter a year ago. Our gross margins expanded 346 basis points year over year, reflecting positive product mix and more favorable peso exchange rates. As we continued to focus on cost efficiencies, we achieved solid operating margins of 21.5%, compared to 17.4% a year ago.”
“We are confident our strong financial position and positive cash flow position us well for further investments in our product portfolio and expansion of our market presence,” concluded Mr. Lamb.
Revenue by market segment for the nine months ended September 30, 2012 was as follows:

(dollars in millions)
Market Segment	2,012	2,011	Change
Infusion Therapy	$159.6	$146.4	9.1%
Critical Care	$42.4	$47.2	(10.2)%
Oncology	$21.0	$19.0	10.5%
Other	$11.2	$13.1	(14.6)%
	$234.2	$225.7	3.8%

The Company ended the third quarter with a very healthy balance sheet. As of September 30, 2012, cash, cash equivalents and investment securities totaled $204.3 million and working capital was $283.7 million. Additionally, the Company generated operating cash flow of $9.5 million for the third quarter of 2012.

Fiscal Year 2012 Guidance
Based on the current business trends, management is lowering its previously announced revenue guidance range for the full fiscal year of 2012. The new range is $315 million to $318 million, compared to the previous range of $318 million to $325 million. Management is raising its previously announced diluted earnings guidance range. The new range is $2.75 to $2.80 per share, compared to the previous range of $2.55 to $2.70 per share. Operating cash flow is expected to be in the range of $45 million to $50 million.
Conference Call
The Company will be conducting a conference call concerning its second quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 877-303-6235, international 631-291-4837, conference ID 28589433. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical technologies used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom infusion and monitoring systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's being positioned for further investments in its product portfolio and expansion of its market presence and delivering value to shareholders and the statements under the heading ''Fiscal Year 2012 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, LLC
John F. Mills, Senior Managing Director
(310) 954-1105

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	September 30, 2012	December 31, 2011
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$127,524	$99,590
Investment securities	76,768	60,395
Cash, cash equivalents and investment securities	204,292	159,985
Accounts receivable, net of allowance for doubtful accounts of $1,146 at September 30, 2012 and $1,293 at December 31, 2011	53,010	43,571
Inventories	37,587	40,423
Prepaid income taxes	7,568	5,589
Prepaid expenses and other current assets	5,931	6,759
Deferred income taxes	4,220	4,081
Total current assets	312,608	260,408

PROPERTY AND EQUIPMENT, net	83,641	83,048
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	10,423	11,419
DEFERRED INCOME TAXES	4,757	4,759
	$412,907	$361,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,165	$13,251
Accrued liabilities	16,745	16,059
Total current liabilities	28,910	29,310

DEFERRED INCOME TAXES	7,148	7,144
INCOME TAX LIABILITY	3,816	4,081
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized—80,000 shares; Issued 14,855 shares at September 30, 2012 and December 31, 2011, outstanding 14,404 shares September 30, 2012 and 13,871 shares at December 31, 2011	1,486	1,486
Additional paid-in capital	62,255	56,796
Treasury stock, at cost — 451 shares at September 30, 2012 and 984 shares at December 31, 2011	(17,009)	(35,348)
Retained earnings	329,815	300,877
Accumulated other comprehensive loss	(3,514)	(3,234)
Total stockholders’ equity	373,033	320,577
	$412,907	$361,112
______________________________________________________
(1) December 31, 2011 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
REVENUES:
Net sales	$81,266	$76,317	$233,788	$225,316
Other	139	141	409	409
TOTAL REVENUE	81,405	76,458	234,197	225,725
COST OF GOODS SOLD	40,710	40,884	119,455	119,324
Gross profit	40,695	35,574	114,742	106,401
OPERATING EXPENSES:			—	—
Selling, general and administrative	20,177	20,411	63,873	63,004
Research and development	2,988	1,877	8,410	6,420
Legal settlement	—	—	—	(2,500)
Total operating expenses	23,165	22,288	72,283	66,924
Income from operations	17,530	13,286	42,459	39,477
OTHER INCOME	158	132	438	966
Income before income taxes	17,688	13,418	42,897	40,443
PROVISION FOR INCOME TAXES	(5,500)	(4,157)	(13,959)	(13,616)
NET INCOME	$12,188	$9,261	$28,938	$26,827
NET INCOME PER SHARE
Basic	$0.85	$0.66	$2.04	$1.94
Diluted	$0.82	$0.65	$1.98	$1.89
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	14,321	13,932	14,153	13,826
Diluted	14,826	14,184	14,613	14,169

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Nine months ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,938	$26,827
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,262	13,687
Provision for doubtful accounts	(143)	509
Provision for warranty and returns	291	—
Stock compensation	4,361	2,998
Loss (gain) on disposal of property and equipment	41	(57)
Bond premium amortization	1,660	801
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(9,790)	1,575
Inventories	2,974	1,143
Prepaid expenses and other assets	792	(2,406)
Accounts payable	(943)	(272)
Accrued liabilities	682	(1,698)
Deferred revenue	—	(254)
Prepaid and deferred income taxes	(2,194)	(6,802)
Net cash provided by operating activities	40,931	36,051
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,208)	(13,761)
Proceeds from sale of asset	10	—
Intangible asset additions	(951)	—
Proceeds from insurance	—	2,781
Purchases of investment securities	(78,534)	(66,330)
Proceeds from sale of investment securities	60,452	26,935
Net cash used by investing activities	(32,231)	(50,375)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,214	7,021
Proceeds from employee stock purchase plan	2,220	909
Tax benefits from exercise of stock options	4,002	3,682
Purchase of treasury stock	—	(9,992)
Net cash provided by financing activities	19,436	1,620
Effect of exchange rate changes on cash	(202)	793
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,934	(11,911)
CASH AND CASH EQUIVALENTS, beginning of period	99,590	78,850
CASH AND CASH EQUIVALENTS, end of period	$127,524	$66,939